UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, the Board of Directors (the “Board”) of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), appointed Joanna Horobin, M.B., Ch.B to the Board as a Class I director to fill the vacancy in the Board following Edward Mathers’ resignation on May 8, 2019.  The term of office for Class I directors does not expire until the Company’s 2022 annual meeting of stockholders.  Additionally, effective September 11, 2019, Dr. Horobin was appointed as a member of the Company’s Research and Development Committee.  A copy of the press release announcing Dr. Horobin’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Dr. Horobin, age 64, served as the Senior Vice President and Chief Medical Officer of Idera Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on the clinical development, and ultimately the commercialization, of drug candidates for both oncology and rare disease indications (“Idera”) (Nasdaq: IDRA), from November 2015 until July 2019. Prior to joining Idera, Dr. Horobin served as the Chief Medical Officer of Verastem, Inc. (“Verastem”) (Nasdaq: VSTM), a biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, from September 2012 to July 2015. Prior to joining Verastem, she served as President of Syndax Pharmaceuticals, Inc. (“Syndax”) (Nasdaq: SNDX), a clinical-stage biopharmaceutical company developing an innovative pipeline of cancer therapies, from September 2006 to September 2012 and as Chief Executive Officer from September 2006 until April 2012. Prior to that, Dr. Horobin held several roles of increasing responsibility at global pharmaceutical corporations such as Rhône-Poulenc Rorer (now Sanofi) and Chugai-Rhône-Poulenc. Dr. Horobin received her medical degree from the University of Manchester, England.  Dr. Horobin currently serves on the boards of Kymera Therapeutics and Nordic Nanovector ASA. Dr. Horobin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed pursuant to any arrangement or understanding between Dr. Horobin and any other person.

In connection with Dr. Horobin’s appointment, on September 11, 2019, Dr. Horobin was granted a nonstatutory option to purchase 15,000 shares of the Company’s common stock, $0.001 par value per share, pursuant to the Company’s non-employee director compensation policy described under the heading “General Policy Regarding Compensation of Directors” disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 25, 2019.  Pursuant to this policy, Dr. Horobin will also receive annual cash compensation equal to $35,000 as a non-employee director.  On September 11, 2019, the Company’s Compensation Committee approved the payment of $5,000 annually to members of the Research and Development Committee, with the annual cash compensation for the Chairman and Vice Chairman of the Research and Development Committee remaining at $32,000 and $15,000, respectively.

Item 9.01                                           Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press Release of Liquidia Technologies, Inc., dated September 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2019	Liquidia Technologies, Inc.

	By:	/s/ Richard D. Katz, M.D.
		Name:	Richard D. Katz, M.D.
		Title:	Chief Financial Officer